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NYSE: ENZ

Enzo

Scientists Enabling Healthcare™

A Year of Challenges, Opportunities & Achievements

Investor Presentation

December 2020

Forward Looking Statements

Except for historical information, the matters discussed in this presentation may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenue, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company's products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company's Form 10-K for the fiscal year ended July 31, 2020 and Form 10-Q for the period ended October 31, 2020. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this presentation.

Enzo

Promises Delivered – Enzo Biochem

- The company recently announced its best financial results in Enzo's history and the fulfilling of its three core objectives:
  1. Building infrastructure for strategic diagnostic products and services growth
  2. Implementing efficiency measures with a return to operating profitability
  3. Transforming from a bifurcated life sciences company to an integrated end-to-end diagnostics company
- Enzo delivered on these objectives in the most challenging business environment of the past 100 years.
- Enzo's two recently appointed independent board members have vast industry experience and have no prior relationship with the company, its officers or directors.
  - Dr. Tagliaferri has broad global experience in a range of operational areas including business development, clinical research and development, world-wide regulatory matters and medical affairs
  - Dr. Walters has diverse leadership experience in drug development and business strategy. As a physician, scientist and entrepreneur, his deep expertise spans clinical development, regulatory affairs, and strategic planning.
- Enzo's Chairman and CEO, Dr. Rabbani, is instrumental in the strategic leadership of Enzo, the development of its assets, as well as the day-to-day operations of the company. He is the designer of the company's proprietary GENFLEX™ platform and is the inventor of 179 granted patents and 26 pending patent applications. Dr. Rabbani is the sole management member on Enzo's board and its largest individual stockholder.

Promises NOT Delivered - Dissidents

- Harbert has not delivered on any of their objectives or promises. They misled the Company and its shareholders.
- Harbert stated, among other things, that their nominees, Mr. Blank and Mr. Clemens:
  1. Had industry experience and "studied Enzo"
  2. Were in position to "immediately improve [Enzo's] expense structure" and
  3. Would implement a growth strategy that will generate durable long-term shareholder value.
- Roumell publicly praised and supported their appointment. But when they joined:
  1. They admitted they had no industry or corporate knowledge and needed to be educated
  2. They did not understand Enzo's business model or cost structure and
  3. They never presented a plan to the board for achieving "long-term shareholder value."
- These two board members resigned without advance notice and without explanation*
- Roumell is attempting to repeat Harbert's process by:
  - Removing two highly qualified board members with vast industry experience
  - Nominating two candidates to Enzo's board who have no relevant industry experience and have been associated with value destruction at companies where they held management and/or director positions.
- Roumell has never stated they understand the company and never presented a corporate plan.

** See Enzo v Harbert Complaint, November 2020 (attached)*

Table of Contents



Scientists Enabling Healthcare™

Company Snapshot
&
Notable 2020 Achievements

Company Snapshot

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future.

> "Our assets, infrastructure and capabilities have most recently been directed to address a growing market need in the area of diagnostic products and services."

NYSE
LISTED 1983

+40% YoY Revenue Growth → FY21E ~ $115M
Achieved Profitability

445 Global Employees operating across 9 countries

Extensive revenue-generating IP Portfolio:
448 Patents Granted & 64 Patents Pending
Actively Growing Under Dr. Rabbani's leadership:
42 new patents granted, 23 patent applications filed in 2020

Global HQ in NYC with a worldwide distribution network

GMP compliant, CAP Accredited & CLIA Certified

Notable 2020 Achievements

In the face of unprecedented challenges, Enzo's strategic forethought and decisive responsiveness led to significant achievements- in terms of both financial performance and strategic accomplishments.

Enzo Biochem's Clinical Labs Subsidiary Launches Drive-Through Facility to Provide COVID-19 Testing on Long Island

Company Ramping up Availability and Access to Testing

Enzo Biochem Appoints Rebecca J. Fischer to Board of Directors

Enzo Biochem Reports Publication of Study Detailing Promising Activity of Drug Candidate SK1-I in a Model of Lupus

ENZO LAUNCHES PORTABLE MICROPLATE READER FOR USE WITH ITS ELISA AND ASSAY KITS TO SIMPLIFY LABORATORY WORKFLOW

- Powerful and precise compact instrument enables Enzo to offer a complete solution to advance drug discovery

- Microplate reader can be retrofitted for point-of-care clinical testing at urgent care facilities, hospitals or physicians' offices

Enzo Biochem Reports First Quarter Fiscal 2021 Financial Results and Provides Business Update

- *Company reports $28.7 million in revenue, exceeding revenue guidance by $1.7 million and representing a 47% increase over sequential quarter and continued recovery and opportunity from impact of COVID-19 pandemic on business operations.*
- *Profitable quarter reflects positive EBITDA in excess of $1 million andEPS of $0.01.*

ENZO BIOCHEM LAUNCHES GOTESTMENOW™ ONLINE PLATFORM FOR CONSUMERS TO DIRECTLY ORDER COVID-19 LABORATORY TESTS

Enzo Announces Issuance of U.S. Patent for Methods of Treating Liver Cancer Using Proprietary Compound SK1-I

Enzo Biochem Launches Proprietary COVID-19 Diagnostic Test Under FDA's Emergency Use Authorization

First Test Offering Within Enzo's Comprehensive COVID-19 Program

Proprietary Molecular Diagnostic Kits Offer Improved Scale, Throughput, and Sensitivity

Enzo Announces Issuance of U.S. Patent for Methods of Producing Monoclonal Antibodies Against Osteoporosis Drug Target Sclerostin

ENZO BIOCHEM ANNOUNCES APPOINTMENT OF MARY TAGLIAFERRI, MD, TO ITS BOARD OF DIRECTORS

Enzo Biochem Announces Significant Milestone with Approval of Proprietary GenFlex Platform

ENZO BIOCHEM DOUBLES CAPACITY IN RESPONSE TO INCREASING DEMAND FOR COVID-19 TESTING

Enzo Biochem Receives Emergency Use Authorization for Proprietary Test System for Detection of Coronavirus SARS-CoV-2

Authorization Enables Clinical Labs to Purchase and Use Enzo's AMPIPROBE® SARS-Cov-2 Test System without Further Validation

Enzo Biochem Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Business Update

- *Company reports $19.5 million in revenue and EPS of ($0.07) in the fourth quarter with significant margin expansion supported by rapid response to COVID-19 market opportunities*
- *Q1 21 first two months' revenue reflect continued positive trend*

ENZO BIOCHEM TO PROVIDE ACCESS TO COVID-19 TESTING AT MORE THAN 50 NY PHARMACIES IN COLLABORATION WITH CPESN NY

Enzo Biochem to Provide COVID-19 Testing to Farmingdale State College Staff and Students as They Return to Campus

First Collaboration under Enzo's School and Institution Testing ("SIT") Program

Enzo Biochem Launches Proprietary Test for Detection of Coronavirus SARS-CoV-2 IgG Antibody Under FDA's Emergency Use Authorization

Enzo Announces Issuance of U.S. Patent for Methods of Using Proprietary Compound SK1-I in Patients; Exploring Options for Development as a Potential Treatment for COVID-19

ENZO BIOCHEM ANNOUNCES APPOINTMENT OF IAN B. WALTERS, MD, TO ITS BOARD OF DIRECTORS

Strategic / Operational Accomplishments

- All operational accomplishments only possible due to investment and foresight regarding automated GENFLEX™ platform
- Stabilized and grew business during pandemic while ensuring safety, job security, and morale of employees
  - 445 global employees operating across 9 countries
  - Leadership setting example: Dr. Rabbani on the front-lines at the company's facilities driving COVID-19 related functions and demonstrating strong commitment to Enzo's stability and success during this critical time
  - PPP: $7 million loan to help address early challenges presented by COVID-19
  - Navigated "new normal" to coordinate efficient workflow with partners, vendors, and customers
- Increased lab productivity under Dr. Rabbani's leadership by doubling shifts to improve response time of COVID-19 tests to less than 24 hours vs. national average of 2-3 days
- Launched comprehensive suite of COVID-19 testing products and services under FDA EUA
- Introduced serological IgG antibody detection testing services
- Rolled out a drive-thru facility for COVID-19 testing on Long Island, NY
- Launched School and Institution Testing (SIT) Program to keeps students/faculty safe
  - Stony Brook University, Farmingdale State College, NYIT, etc.

Strategic / Operational Accomplishments (continued)

While capitalizing on pandemic-related market opportunities, Enzo's continued focus on core growth initiatives yielded meaningful progress

- FDA EUA approval for diagnostic products and services
  - GENFLEX™ platforms now running in our lab
- Continued expansion of prolific patent portfolio under guidance of Dr. Rabbani
  - 42 new patents granted in 2020
  - 23 new patent applications filed in 2020
- Build-out of Farmingdale, New York facility, substantially increasing capacity with favorable tax structure and financing
- Large increase in accessions (greater than 50%) in last quarter
- Expanded Point-Of-Care Potential of Microplate Reader
- Formalized labs-to-lab partnerships and actively negotiating additional relationships with small to medium-sized clinical labs
- Received $10 million of funding (including Medicare Cares Act grant & Swiss Corona Krise loan)
- Reinstituted $20 million at-the-money shelf offering for financial flexibility to grow the business

Additional Initiatives to Build Shareholder Value

- Improved Corporate ESG Profile:
  - Substantially refreshed Board: 60% refreshment in past year
  - Greatly enhanced gender diversity: from 0% to 40% female in past year
  - Board currently consisting of 20% underrepresented group members
  - 3 newest directors independent in addition to Lead Independent Director
  - Two new directors with exceptional diagnostics expertise identified during board refreshment review last year, enabling the Board to act quickly and decisively to fill vacancies and maintain NYSE listing requirement
- Appointment of David Bench as dedicated Chief Financial Officer
- Expanded IR strategy fostering engagement with analyst community has led to increased attendance and participation on earnings calls
- Issuance of regular industry updates with leading Key Opinion Leaders (KOLs)
- Targeted media strategy to increase brand awareness and generate expanded coverage and engagement



Scientists Enabling Healthcare™

Enzo’s Financial Performance

Financial Snapshot


Annual Revenue
(USD M)
$81
$76
$115
FY 19
FY 20
FY 21E (LQA)


Quarterly Revenue
$20.2
$19.4
$16.9
$19.5
$28.7
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21E



Initial COVID effect in Q3 (Feb-Apr)


Cash Position
(as of 10/31/20)
$47mm
$0.0
$10.0
$20.0
$30.0
$40.0
$50.0
$60.0

Enzo Services Gross Margin



100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Services Margin	23.3%	8.1%	6.7%	13.8%	14.1%	18.1%	12.9%	37.8%	38.8%

- ✓ GM in Services division increased to 38.8% in Q1 vs. 14.1% in previous year's quarter
- ✓ Rapid increase due to favorable test mix and continued cost savings initiatives

14

Enzo Product Gross Margin


100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
% of Total
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Product Margin	53.0%	49.2%	56.3%	57.9%	52.1%	52.0%	47.9%	45.7%	49.4%

- ✓ Q1 Products margin increasing towards pre-COVID-19 level
- ✓ Q1 FY21 49% segment margin is lower than prior Q1 due to product mix

Quarterly EBITDA and EPS

	Q1 2021	Q1 2020	Improvement
EBITDA	$1.0mm	($7.1mm)	$8.1mm
Adj. EBITDA	$1.0mm	($5.7mm)	$6.7mm
EPS	$0.01	($0.16)	$0.17
Adj. EPS	$0.01	($0.13)	$0.14

Extensive Capabilities & Continued Progress on Previously Announced Initiatives Position Enzo for Growth

- Our expanded operations and enhanced capabilities position Enzo as an integrated end-to-end diagnostics company able to deliver the full range of innovative products and services the market demands

- Margin expansion through identification and implementation of operational efficiencies in all areas of our business: Achieved 100% of $10 million cost efficiency goal

- Additional margin improvement achieved via development and utilization of home-grown tests, validating Enzo's stated strategy of leveraging internal platforms

- Facility Expansion: Retrofitted and moved into new adjacent facility in Farmingdale, NY in a tax funding favorable manner. Added capacity positions Enzo to rapidly meet consumer demand related to COVID-19 and other emerging needs

Enzo

Extensive Capabilities Products & Services

- Molecular Diagnostics
- Immunoassays
- Genetics & Genomics
- Anatomical Pathology

- AMPIPROBE® Assays
- POLY-VIEW® PLUS Detection
- DEEPSEE® FISH Probes
- CYTAG® CGH Labeling

Investment Highlights

Best In Class MDx Platform Supported By Fully-integrated Biotech, Life Sciences And Lab Services Business

Capitalizing on industry tailwinds amid accelerated global demand for unique diagnostic platform technologies

FY(JUL)'21-reach profitability & $115m revenue run rate
Expanded margin profile & product mix

COVID-19 Testing & Platform-Flexible Solutions
Our rapid response provided tests in the first months of the global pandemic

Extensive portfolio of innovative, revenue generating intellectual property 450+ patents and patent applications

Enzo's Expanded Market Reach
By transforming to a modernized decentralized approach
Central Lab → Point-of-Care → Direct-to-Consumer

Global management team: industry leaders with extensive experience across the entire healthcare and lab services business

Integrated Approach: Enzo offer a complete suite of products and services, enabling innovation & disruption

Accelerated Demand for Molecular Diagnostics

Renewed Appreciation for Molecular Testing

Unified Need

- The coronavirus has educated the world to the importance of not only diagnostic testing but also the deleterious effects infectious diseases can have on global society.
- Uniform demand for more testing from Patients, Providers and Payers.

Continued Demand

- Molecular Dx, while still a smaller segment within the ~$170 bn clinical lab market, is estimated to reach $15bn in 2020.
- COVID-19 testing revenues will likely remain significantly elevated for the next few years, even when a vaccine is available.

Panel Dx Approach

- Renewed appreciation for syndromic multiplex respiratory panels such as Influenza A & B, SARS-CoV-2 and RSV.
- Reduced time with a healthcare Provider benefits Patients, Physicians and Payers

Demand for Infectious Disease Testing should Continue for the next 12-18 months



Enzo
Scientists Enabling Healthcare™

Enzo's Highly Qualified Nominees

Enzo identified and considered several potential candidates and selected among them the ones deemed most highly qualified and best potential contributors to the company.

Neither of these exceptional independent director candidates have prior personal or business relationship with the company, its officers and/or its directors

The Board, including both Harbert nominees, unanimously adopted the recommendation of Enzo's Nominating and Governance Committee to renominate Dr. Rabbani to another 3-year term. One of Harbert's nominees was a member of the Nominating and Governance Committee.

Elazar Rabbani, PhD



Dr. Elazar Rabbani, PhD is an Enzo Biochem Founder and has served as the Company's Chairman of the Board and Chief Executive Officer since its inception in 1976. Dr. Rabbani has authored numerous scientific publications in the field of molecular biology, in particular, nucleic acid labeling and detection. He is also the lead inventor of many of the Company's pioneering patents covering a wide range of technologies and products. Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. in Biochemistry from Columbia University. He is a member of the American Society for Microbiology. He has published over 19 publications and has 179 worldwide patents granted (and 26 pending).

As Enzo's visionary leader, Dr. Rabbani not only helps establish Enzo's long-term strategic direction but is integral to its execution through his tireless work ethic, prolific scientific contributions, and innovative approach to the diagnostics market.

Dr. Rabbani is the largest individual stockholder of Enzo. He is also the sole member of management on Enzo's Board. Over 99% of all public companies have a member of management on the Board.

"As I mentioned, I applaud the company's initiatives this year. To the extend (sic) these initiatives were Elazar's doing, I applaud him as well."
(James Roumell's 10/30/20 email)

Mary Tagliaferri, MD



Dr. Mary Tagliaferri has been a Director of the Company since November 2020. She currently serves on the Audit Committee. Dr. Tagliaferri is currently Executive Clinical Fellow and Senior Vice President and was previously Chief Medical Officer at Nektar Therapeutics, a leading research-based biopharmaceutical company that discovers and develops innovative medicines in areas of high unmet medical need including treatments for cancer and auto-immune disease. Previously, she served as Chief Medical Officer and Chief Regulatory Officer for Kanglaite-USA and was Co-Founder, President and Board Member of Bionovo, Inc. She earned her Bachelor of Science degree at Cornell University and her medical degree at the University of California, San Francisco. Dr. Tagliaferri was named to the Women who Lead in Life Sciences and Most Influential Women in Business lists by the San Francisco Business Times in 2019 and was recognized as Woman of the Year, 2012, by the State of California, Assembly District 14. She has been lead author or contributor to approximately 70 journal publications.

Dr. Tagliaferri is a highly-respected industry leader with broad global experience in a range of operational areas including business development, clinical research and development, world-wide regulatory matters and medical affairs which she can leverage to help Enzo identify and target a wide range of new strategic opportunities to expand operations and address new areas of unmet need.

Enzo

Ian Walters, MD & MBA



Dr. Ian Walters has been a Director of the Company since November 2020. Dr. Walters is an experienced entrepreneur and drug developer with leadership in the development of over 30 drugs in multiple therapeutic areas involving diverse technologies, leading to five new oncology drug approvals. His previous positions include Executive Director of Global Oncology Clinical Research and Business Development for Bristol-Myers Squibb, and Medical Director at Millennium Pharmaceuticals. Dr. Walters currently is CEO and Director of Portage Biotech, a publicly traded clinical stage biopharmaceutical company developing an innovative portfolio of immuno-oncology assets. He is also founder of seven of Portage's portfolio companies. Dr. Walters holds an MBA from the Wharton School of the University of Pennsylvania. He received his MD at the Albert Einstein College of Medicine and completed doctoral training in experimental medicine at The Rockefeller University. Dr. Walters has been the lead author or contributor to approximately 60 journal publications.

Dr. Walters has over two decades of diverse leadership experience in drug development and business strategy at several life sciences companies. As a physician, scientist and entrepreneur, his deep expertise spans clinical development, regulatory affairs, and strategic planning. Dr. Walters will play an integral role in identifying new ways Enzo's offerings can effectively support companion diagnostics, early drug discovery, and liquid biopsy techniques."

Enzo



Enzo

Scientists Enabling Healthcare™

Deeply Flawed Dissident Campaign

Dissident campaign lacks basis, strategy, & shareholder benefits

- Roumell never approached Enzo to discuss Board composition

- Roumell never proposed any strategy or ideas for the company regarding its business
  - Roumell's proxy does not offer any strategy or plan for the company

- In fact, Roumell complimented Dr. Rabbani and new CFO David Bench
  - On October 28, 2020, he expressed his "satisfaction with the Company's recent initiatives" and noted the Company's hiring of a new Chief Financial Officer was a "positive step"
  - In an October 30, 2020 email to the lead independent board member, Roumell wrote "I applaud the company's initiatives this year. To the extend (sic) these initiatives were Elazar's doing, I applaud him as well."
- Roumell's proposals and nominations are **invalid**
  - Enzo values investor input and acknowledges shareholders should have - and do have - an opportunity to submit proposals and nominate director candidates
  - Any such proposals/nominations must comply with the company's by-laws. Roumell's simply did not.
  - Neither the candidates nor proposals were sent to us prior to filing

- Roumell has presented **NO PLAN** for Enzo suggesting how they can create shareholder value. Instead, he has resorted to personal attacks

Enzo

Dissident campaign lacks basis, strategy, & shareholder benefits (continued)

- Criticism of Dr. Rabbani is off the mark, ill-conceived, and unfounded
  - Dr. Rabbani is Enzo's acknowledged leader, providing not only strategic direction but also significant on-going scientific contributions; a tireless worker dedicated to Enzo's success
  - Ill-conceived target: ***Over 99% of publicly-traded companies have a member of management on the board***
- Last year, shareholders **rejected** a change in a shareholder bylaw regarding the number of directors
  - Roumell's proposed three-person board would:
    - limit Enzo's diversity efforts
    - limit strategic relationships where a partner might request a board seat
    - never allow any management or large stockholders on the board,
    - require immediate replacement to satisfy NYSE listing requirements if one director falls off (at least 3 independent directors are needed)
- The company has not adopted any amendments to its corporate by-laws since last year's meeting

Enzo

Who is running the dissident campaign?

Even if one were to concede the dissident's proposals/nominations were valid (which they are not), their criticism is highly flawed, baseless, and the caliber of their nominees is vastly inferior

- Roumell is a **short-term**, momentum-focused trader
  - Filed 13D in March 2019 only to sell out of entire position by July 2019
- Roumell has a **questionable track-record as an activist**
  - Medley Capital, SeaChange, Leaf Group
- Roumell has **limited life sciences experience** and lacks understanding, knowledge, or appreciation for sector nuances
- Roumell's past history of filing 13Ds with no follow-up (e.g. at Enzo in 2019, and generally) suggests an **ulterior motive** of seeking short term trading gains for their fund rather than creating true long-term shareholder value for the benefit of all shareholders
- Roumell used **inappropriate and inflammatory language** when describing support for Harbert initiatives
  - With respect to Enzo, Roumell has stated "The next election will likely complete the 'cleansing' process."

Who is on the dissident's slate?

The caliber of the dissident's nominees is vastly inferior to Enzo's highly qualified Directors

- Roumell is seeking 40% Board representation, **highly incongruous** with its ~5% short-term Enzo position and contrary to nominee Edward Terino's hypocritical public statements regarding outsized board representation*
- Roumell's slate is not only invalid, but also **vastly inferior** to Enzo's highly-qualified nominees
  - Roumell's slate has questionable independence
  - Roumell's nominees have a troubling track record of **value destruction** at companies where they served as management and/or directors
  - These nominees add no operational or industry value to the board

Matthew Loar: Class II nominee; Abysmal TSR Performance Record; Bankruptcy
- Mateon Therapeutics: **-86.28%**
- Transcept Pharmaceuticals (Roumell nominee): **-10.31%**
- Kinemed: **Bankrupt less than a year after departure**
- Neurobiological Therapeutics: **-96.69%**

Edward Terino: Class III nominee; **Limited Life Sciences Experience****; Abysmal TSR Performance Record
- SeaChange International: **-73.30%**
- Baltic Trading: **-83.80%**
- Celerity Solutions: **-93.30%**
- Art Technology: **-44.20%**
- Zagg (Roumell nominee): 38.74% (significantly lower until recent announcement to be acquired)
- Applix: **-82.72%**

** "The proposed Cooperation Agreement provides … a percentage of Board seats that is greater than their ownership percentage (15%) to the disadvantage of another longer-term shareholder. Based on my experience with other activist campaigns and personal involvement in several Cooperation Agreements, I do not support the number of Board seats being proposed."*

Excerpt from Mr. Terino's resignation letter from SeaChange Int'l 2/24/19

*** Limited to performing auditor functions for clients in the area 35 years ago.*

Summary

- Enzo heard shareholders' and society's call for change and embraced it
  - 60% Board refreshment in past year
  - 40% gender diversity (from 0% a year ago)
  - 20% underrepresented group members

- Despite extraordinary and unprecedented challenges, 2020 has been a year of significant financial, operational, and strategic achievements. Enzo is well positioned to continue this momentum and drive shareholder value as evidenced by its 2021 first quarter results

- Roumell's proposals and nominations are invalid. His campaign is ill-conceived. It includes baseless assertions and a slate of nominees with questionable independence and a disturbing track record of value destruction

- In contrast, Enzo's superior slate of Board candidates is highly-qualified and prepared to help lead Enzo to sustained success

Conclusion

- ✓ Unique vertical integration enables innovation and disruption within the healthcare market
- ✓ Capitalizing on industry tailwinds amid tremendous demand for molecular diagnostics
- ✓ Actively addressing COVID-19 from multiple angles



- ❖ Virus Detection → Ampiprobe® SARS-CoV-2



- ❖ Immunity Detection → SARS-CoV-2 IgG ELISA



- ❖ Inflammation Testing

- ✓ Delivering significant cost reduction to the market while maintaining healthy margins
- ✓ Extensive, innovative intellectual property estate with over 450 patents including
- ✓ 42 patents issued and 23 filed during past year led by Dr. Rabbani
- ✓ Global presence and strategically positioned for substantial growth and value creation
- ✓ Significantly Improved Financial and Corporate Governance Profile

Enzo



Scientists Enabling Healthcare™

IMPORTANT:
Vote Enzo’s proxy card

Thank You

www.enzo.com

IR@enzo.com



Scientists Enabling Healthcare™

Appendix

Transforming Molecular Diagnostics to a Modern Platform

Enzo's Decentralized approach

Investing in the future of fully integrated end-to-end Diagnostic solutions

Witnessing the external **industry challenges** firsthand such as:

- Affordable Care Act (ACA)
- Protecting Access to Medicare Act (PAMA)
- Centralized Laboratory Testing (Commoditization)
- Legacy Equipment (Pre-miniaturization/ Technological Integration)
- Consolidation and transition to uniformity


Enzo
GENFLEX

Proactively **invested into building proprietary** platforms which focus on key differentiating features:

- **Open Platform Architecture** (capable to adapt reagents/supplies from diverse providers)
- **Prioritizing Cost Reduction** and Positive ROI for Enzo's Customers
- **Providing Superior Accuracy**, High-Throughput that remains Flexible & Adaptable over time

ENZO's Proprietary GENFLEX Platform

Developed to address systemic issues across the Molecular Diagnostics Industry

GENFLEX™

FDA Approval (EUA) July 2020 for it's **COVID-19** test, which positioned Enzo as a leader in molecular diagnostics and services.

Capabilities are being extended to Women's Health, STDs, Viral Load, Flu, RSV and other infectious disease diagnostic tests.



Currently Processing COVID-19 Tests

- FY21 capacity: Over 1 Million Tests Annually
- Molecular: AMPIPROBE® SARS-CoV-2
- Serology: SARS-CoV-2IgG ELISA

Cost Effective Approach

- Provides customers improved ROI and access to consumables for the lab

Applications Across Multiple Testing Segments:

- Viral Load Testing: HIV, HCV, HBV
- Women's Health Testing: Chlamydia, N.Gonorrhoeae, Trich, Bacterial Vaginosis,

High Unmet Industry Need

- Adaptable → Open System methodology
- Ultra Fast → High throughput
- Superior Accuracy → Sensitivity & Specificity

Commercial Approach To Expanding Test Access

Serve Multiple Constituents


Urgent Care
Pharmacies
Physicians
Long-term Care Facilities
Expansion
Work / Business
Local Govt. Municipal Offices
Schools/ Education
Houses of Worship
Online → GoTestMe Now.com
Drive up Clinics
Primary Test Access
Secondary Test Access

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

ENZO BIOCHEM, INC., Plaintiff, - against - HARBERT DISCOVERY FUND, LP, HARBERT DISCOVERY CO-INVESTMENT FUND I, LP, HARBERT FUND ADVISORS, INC., HARBERT MANAGEMENT CORP., and KENAN LUCAS, Defendants.	Case No. **COMPLAINT** **DEMAND FOR JURY TRIAL**

Plaintiff Enzo Biochem, Inc. ("Enzo," "Plaintiff" or the "Company"), by its attorneys Kramer Levin Naftalis & Frankel LLP, for its complaint against Defendants Harbert Discovery Fund, LP, Harbert Discovery Co-Investment Fund I, LP, Harbert Fund Advisors, Inc., Harbert Management Corp. and Kenan Lucas (together, "Harbert" or "Defendants"), alleges as follows:

NATURE OF THE ACTION

1. Enzo is a publicly listed life sciences and biotechnology company. It brings this action to seek redress and hold Defendants accountable for their repeated material misrepresentations and omissions in their proxy solicitations to Enzo's shareholders that have caused injury to Enzo and its shareholders. Defendants are activist investors. In 2019, they concocted a plan to take control of Enzo and force a fire sale, to the detriment of the Company and its shareholders. Defendants' first step was to replace two experienced, highly qualified and highly capable Enzo directors, who were candidates for re-election at the Company's annual meeting in early 2020. To accomplish that objective, Harbert recruited Fabian Blank and Peter J. Clemens

IV (the "Harbert Directors"), nominated them as candidates for director, and represented that they were highly qualified, independent, had studied Enzo and, if elected, were ready from Day 1 immediately to execute strategic partnerships and other plans that would quickly accelerate the Company's growth. For example, Defendants represented that the Harbert Directors were "***highly-qualified***," had "***already studied Enzo and the challenges it faces***," and can "***immediately help improve the Company's expense structure and implement a growth strategy***," and that the "***vast expertise and extensive networks of our candidates will put Enzo in a position to execute strategic partnerships that can quickly accelerate growth***." Defendants also repeatedly emphasized that the Harbert Directors were "***independent***," "***completely independent of Harbert***," would "***truly represent and act in the best interests of all shareholders,***" and would be "***TRULY independent new voices on the Board.***" As a result of these representations, three proxy advisory firms endorsed the Harbert Directors, Enzo dropped its opposition to their candidacy, and on February 25, 2020, the Harbert Directors were elected by Enzo's shareholders to three-year terms.

2. None of it was true. Defendants' representations were fundamentally false, in violation of Section 14(a) of the Securities Exchange Act and Rule 14a-9 thereunder. Defendants failed to disclose their plan to take control of Enzo and force a fire sale. While Defendants told Enzo and its shareholders the Harbert Directors had "already studied Enzo and the challenges it faces," after the Harbert Directors were elected and joined Enzo's board of directors (the "Board") they told Enzo they "***need[ed] to educate ourselves on the company and the industry***," and requested documents "***to start to form a baseline of Enzo***" and "***gain a basic understanding of what we are doing***." The Harbert Directors never proposed a single strategic plan or change for Enzo—despite being requested to do so—nor made a single proposal to "help improve [Enzo's] cost structure" or to "execute" even one "strategic partnership." And contrary to Defendants'

representations that the Harbert Defendants were "highly-qualified" and had "vast expertise" in Enzo's industry, they repeatedly confessed they could not understand basic materials and concepts concerning Enzo's business, and had to be educated on its science and technology. Indeed, the depth of Harbert's misrepresentations, and Harbert's knowledge of those misrepresentations, was exposed by Harbert itself, when on October 16, 2020, it emailed the Harbert Directors (and two other Enzo Directors) and asked questions such as, "What are you hoping to achieve as directors?" and "Are you aware of opportunities for improvement and what is constraining the company's potential growth?" Those are among the very questions Harbert itself had repeatedly purported to answer in its proxy solicitations, with grand representations to Enzo's shareholders of the Harbert Directors' purported objectives, knowledge of opportunities for improvement for Enzo, and expertise.

3. In addition, contrary to Defendants' representations to Enzo and its shareholders, the Harbert Directors did not act independently of Harbert and Defendants never intended them to do so. From the first day of the Harbert Directors' service on Enzo's Board, Harbert engaged in secret backchannel discussions with the Harbert Directors, including concerning litigation Harbert brought against Enzo to try to force its shareholders to pay Harbert's expenses of the proxy contest. Harbert continued to pursue that meritless litigation until July 17, 2020, before voluntarily dismissing its action the night before Harbert knew Enzo would file its motion to dismiss.

4. Moreover, after the Harbert Directors' secret communications with Harbert were revealed, the Harbert Directors refused to disclose the content of those communications to Enzo's Board. Instead, the Harbert Directors hired their own counsel, demanded that Enzo pay for that counsel, and demanded a release of liability as a condition to disclosing their communications with

Harbert. And while the Harbert Directors initially represented they had only a handful of communications with Harbert after their election, they later revealed there were far more.

5. The election of the Harbert Directors was fatally tainted by Defendants' repeated falsehoods. Defendants led Enzo's shareholders to believe they were voting for directors who were extremely knowledgeable about Enzo and its industry, had already extensively studied Enzo, were ready immediately to put in place carefully developed plans to improve Enzo's cost structure and growth and engage in strategic partnerships, and would be truly independent and act in the best interests of all shareholders. Those false representations were also critical to the proxy advisory firms that endorsed the Harbert Directors, and to Enzo, which dropped its opposition to their election. Without those misrepresentations, in violation of Section 14(a) and Rule 14a-9, the Harbert Directors would never have been elected. Enzo has been injured by Harbert's misstatements, and seeks to recover its damages.

6. On November 9, 2020, Clemens resigned from Enzo's Board, effective immediately. On November 10, 2020, Blank also resigned from Enzo's Board, effective immediately. Only then did Kenan Lucas acknowledge, in a November 18, 2020 letter Harbert publicly filed with the Securities and Exchange Commission ("SEC"), his and the other defendants' true objective that Enzo "immediately pursue a sale" of the Company at a fire sale price of "$5.51 per share." Harbert also uses that letter to continue to make misrepresentations to the detriment of Enzo and its shareholders. For example, Harbert asserts in the letter that "it appears that" Clemens and Blank resigned because they "found their position untenable as minority members [of the board] in opposition to [Enzo Chairman and CEO Elazar] Rabbani's continued mismanagement." In fact, as recently as October 7, 2020, far from opposing Dr. Rabbani's continued work as Enzo's Chairman and CEO, Enzo's Nominating and Governance

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Committee, comprised of Blank and two independent directors, unanimously recommended renominating Dr. Rabbani to another three-year term on Enzo's Board, and the Board, including Clemens and Blank, unanimously adopted that recommendation. Further reflecting Harbert's readiness to say anything, however untethered from the truth, its November 18, 2020 letter falsely accuses Enzo's two independent directors of "hav[ing] placed their own interest . . . ahead of" Enzo's shareholders.

7. As Roumell Asset Management ("Roumell") explained in its July 23, 2020 Mid-Year Update, Harbert intends to put up more candidates for Enzo's Board in future elections. Enzo therefore also seeks an injunction barring Harbert from making additional misrepresentations, and from tainting future Enzo shareholder votes, in violation of law.

JURISDICTION AND VENUE

8. The Court has subject matter jurisdiction pursuant to 28 U.S.C. § 1331 because Plaintiff's claims raise a federal question under Section 14(a) of the Exchange Act and Rule 14a-9 under the Exchange Act, 17 C.F.R. § 240.14a-9.

9. Venue is proper in this District pursuant to 28 U.S.C. § 1391(b) because a substantial part of the events giving rise to these claims occurred in this District. Enzo conducts substantial business in this District, and many of the acts and much of the conduct that constitute the violations of law complained of here, including Defendants' dissemination to Enzo's shareholders of materially false and misleading information about the Harbert Directors, occurred in this District.

10. This Court has personal jurisdiction over each Defendant because each has sufficient minimum contacts with this District to render this Court's exercise of jurisdiction over Defendants permissible under traditional notions of due process.

THE PARTIES

11. Plaintiff Enzo Biochem, Inc. is incorporated under the laws of New York, and has its principal place of business in New York, New York.

12. Defendant Harbert Discovery Fund, LP is a Delaware limited partnership with its principal place of business at 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203.

13. Defendant Harbert Discovery Co-Investment Fund I, LP is a Delaware limited partnership with its principal place of business at 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203.

14. Defendant Harbert Fund Advisors, Inc. is incorporated under the laws of Alabama, with its principal place of business at 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203. Harbert Fund Advisors, Inc. is an SEC-Registered Investment Advisor and the investment advisor to Harbert Discovery Fund, LP and Harbert Discovery Co-Investment Fund I, LP (together, the "Harbert Discovery Fund").

15. Defendant Harbert Management Corp. is incorporated under the laws of Alabama, with its principal place of business at 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203. Harbert Management Corp. is the Managing Member of Harbert Discovery Fund, LP.

16. Defendant Kenan Lucas is Managing Director and Portfolio Manager of the Harbert Discovery Fund.

FACTUAL BACKGROUND

I. Background

17. Enzo is an integrated diagnostics, clinical lab, and life sciences and biotechnology company founded in 1976. Enzo develops, manufactures, and sells advanced biotechnology solutions and platforms. Enzo has proprietary technologies and expertise in manipulating and modifying genetic material and other biological molecules.

18. Enzo operates through three business segments: (i) Enzo Clinical Lab, a clinical reference laboratory that operates a full service clinical laboratory in Farmingdale, New York, and a network of patient service centers throughout New York, New Jersey and Connecticut; (ii) Enzo Life Sciences, which develops proprietary products used in the identification of genomic information by laboratories; and (iii) Enzo Therapeutics, a biopharmaceutical venture focused on developing novel treatments for gastrointestinal, infectious, ophthalmic and metabolic diseases.

19. Enzo is led by its Chief Executive Officer and co-founder, Dr. Elazar Rabbani, Ph.D., a member of the American Society of Microbiology, and its President and co-founder, Barry W. Weiner.

20. The Harbert Discovery Fund, managed by Kenan Lucas, targets illiquid small or micro-cap companies for investment, and attempts to install its appointees on the boards of those companies to agitate for changes or transactions that Harbert believes would be beneficial to Harbert.

21. Apart from its investment in Enzo, Harbert has no experience investing in the life sciences, biotechnology or laboratory diagnostics industries. None of the Harbert Discovery Fund's investment team members has a degree or experience in a field related to life sciences or healthcare, or anything other than finance.

22. Beginning in October 2018, Enzo and Harbert had a series of meetings to discuss Enzo's history, strategy, and financial performance. Harbert admitted in those meetings that "Harbert doesn't know anything about the laboratory business."

23. By 2019, Harbert was Enzo's largest shareholder, controlling nearly 12% of its shares.

24. On May 18, 2019, Harbert demanded that Enzo replace two experienced, highly qualified and highly capable incumbent directors, Mr. Weiner and Dr. Bruce A. Hanna, with the Harbert Directors, declassify its Board, and install Kenan Lucas in "a Board observer role."

25. Mr. Weiner, a founder of the Company, has been its President since 1996 and previously served as Executive Vice President. Mr. Weiner received his Bachelor of Arts degree in Economics from New York University and his Masters of Business Administration degree in Finance from Boston University. His deep knowledge of Enzo's businesses and the industries in which it is involved, and extensive experience in finance, management and marketing, including the identification of acquisition targets, business development and partnering and raising capital, made him an exemplary candidate for re-election to Enzo's Board.

26. Dr. Hanna was elected as an Enzo Director in January 2017. He has been a Clinical Professor of Pathology and Clinical Professor of Microbiology at the New York University School of Medicine since 1979 and an Adjunct Professor of Science at New York University College of Dentistry since 2010. From 2006 to 2015, he served on the ASM International Committee and WHO Global Committee. From 2000 to 2012, he was the Editor of the Clinical Microbiology Review. From 1982 to 2010, he was a director of Clinical Microbiology and Immunology, and from 2008 to 2010, the Interim Director of Pathology, at Bellevue Hospital Center. Dr. Hanna earned a Bachelor of Science in Biology from Saint Bonaventure University, a Masters in Science degree in Microbiology from Northeastern University and a Ph.D. in Microbiology from Saint John's University. His post-doctorate work in Clinical Microbiology was at Mt. Sinai Hospital. Dr. Hanna's professional background, experience in the healthcare field, academic background, technical experience and knowledge of Enzo and its business, made him too an exemplary candidate for re-election as a Director.

II. Harbert Nominated the Harbert Directors to Enzo's Board, and Represented That They Were Independent, Qualified, and Had Plans Based on Their Study of Enzo

27. Instead of continuing its engagement with Enzo, or disclosing its plan to take control of Enzo and force a fire sale, Harbert launched a proxy contest to install the Harbert Directors on Enzo's Board. On September 17, 2019, Harbert issued a press release announcing it was nominating the Harbert Directors—Fabian Blank and Peter J. Clemens IV—for election to Enzo's Board at its 2019 Annual Meeting of Shareholders ("Annual Meeting"), originally scheduled for January 31, 2020.[1] A true and correct copy of that press release, signed by Lucas and filed by Defendants with the SEC on Schedule 14A, is attached as Exhibit A.

28. Defendants represented in the press release that the Harbert Directors were identified "[a]fter an extensive search," and were "highly-qualified," "extremely qualified," and "independent" candidates for Enzo's Board. Defendants further represented that the Harbert Directors had "already studied Enzo and the challenges it faces," and promised that as a result they "can immediately help improve [Enzo's] expense structure and implement a growth strategy that will generate durable long-term shareholder value," and "upon election and subject to their fiduciary duties:"

- "Develop a better strategic plan for the business;"
- "Be immediately impactful in addressing the Company's bloated cost structure;" and
- "Deliver on the potential of strategic partnerships to grow the business."

29. The press release and subsequent proxy materials also provided other information about the Harbert Directors. Defendants said Clemens had multiple "senior finance roles" at

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[1] Harbert also launched a website (www.cureenzo.com) urging the election of the Harbert Directors, which no longer exists.

healthcare companies. Defendants said Blank is a "Healthcare Advisor and Investor" and involved in various digital health startups.

30. Defendants continued to make proxy solicitations and representations to Enzo's shareholders regarding the Harbert Directors' preparedness, qualifications, and independence. On December 9, 2019, Defendants issued a letter to Enzo's shareholders. A true and correct copy of that letter, signed by Lucas and filed by Defendants with the SEC on Schedule 14A, is attached as Exhibit B.

31. Defendants' December 9 letter urged Enzo to sell certain of its assets for cash, and described the Harbert Directors as "independent candidates" whose "vast expertise and extensive networks … will put Enzo in a position to execute strategic partnerships that can quickly accelerate growth in the life sciences division." And Defendants again represented that the Harbert Directors had "already studied Enzo and the challenges it faces," and again promised that, as a result, if they were elected they would:

- "Develop a better strategic plan for the business;"
- "Be immediately impactful in addressing the Company's bloated cost structure;" and
- "Deliver on the potential of strategic partnerships to grow the business."

32. On January 8, 2020, Defendants issued a press release and presentation to Enzo's shareholders. A true and correct copy of that press release and presentation, filed by Defendants with the SEC on Schedule 14A, is attached as Exhibit C.

33. Defendants' presentation argued Enzo should sell certain assets and/or business units. Defendants stated Harbert "is seeking to add two new truly independent directors to the Board," and the "highly-qualified" Harbert Directors "will truly represent and act in the best interests of all shareholders" and be "TRULY independent new voices on the Board." Defendants again promised "the vast expertise and extensive networks of our candidates will put Enzo in a

position to execute strategic partnerships that can quickly accelerate growth in the life sciences division." And Defendants reiterated their promise that the "independent" Harbert Directors would:

- "Develop a better strategic plan for the business;"
- "Be immediately impactful in addressing the Company's bloated cost structure;" and
- "Deliver on the potential of strategic partnerships to grow the business."

34. On January 27, 2020, Defendants distributed another letter to Enzo's shareholders. A true and correct copy of that letter, signed by Lucas and filed by Defendants with the SEC on Schedule 14A, is attached as Exhibit D.

35. Defendants represented that the Harbert Directors "are completely independent of Harbert and we believe they would be strong advocates for the best interests of all Enzo shareholders." Defendants also represented that the Harbert Directors "will provide the relevant skillsets and expertise required to help realize Enzo's value potential."

III. Based on Defendants' Representations, Three Proxy Advisory Firms Recommended That Enzo's Shareholders Vote for the Harbert Directors, Enzo Withdrew its Opposition to the Harbert Directors, and the Harbert Directors Were Elected to Enzo's Board

36. Based on Defendants' representations, in January 2020, three proxy advisory firms recommended that Enzo's shareholders vote for the Harbert Directors.

37. In reliance on Defendants' representations in their proxy solicitations, Egan-Jones Proxy Services stated "the Harbert nominees will endow the Board not only with the right mix of skills, qualifications and experience, but will also bring forward fresh perspectives to execute the appropriate strategy"; Institutional Shareholder Services Inc. explained that the Harbert Directors would "help to bring about a new corporate strategy"; and Glass, Lewis & Co., referring to

Defendants' proxy solicitations, said the Harbert Directors were qualified and Harbert "disclose[d] a strategic plan its nominees intend to pursue if elected."

38. On January 28, 2020, Enzo issued a press release, announcing it would delay the Annual Meeting until February 25, 2020, and proposed (i) electing the Harbert Directors, (ii) expanding the size of Enzo's Board, and (iii) electing Barry Weiner and another independent director to Enzo's Board as expanded.

39. Enzo proposed the election of the Harbert Directors based on Defendants' representations about them described above. Enzo would not have done so had it known those representations were not accurate.

40. On January 31, 2020, Enzo adjourned its Annual Meeting to February 25, 2020.

41. On February 5, 2020, Harbert filed an action against Enzo, and five of its present or former directors, alleging that Enzo violated Section 14(a) of the Securities Exchange Act, and the directors breached their fiduciary duties, by delaying Enzo's Annual Meeting. Harbert sought, among other things, damages and attorneys' fees. Harbert also sought a court order regarding changes to Enzo's Annual Meeting, which the Court denied.

42. Enzo held its Annual Meeting on February 25, 2020. Enzo's shareholders voted to elect the Harbert Directors and rejected Enzo's proposed expansion of its Board.

IV. As Defendants Well Knew, the Harbert Directors Had Not Studied Enzo, Had No Plan, and Were Not Qualified to Understand Enzo's Industry or Technology

43. After the Harbert Directors joined Enzo's Board, it became apparent that, as Defendants well knew all along, the Harbert Directors ***had not*** "already studied Enzo and the challenges it faces," and ***had no plan*** to propose to Enzo's Board or management. Harbert simply wanted to take control of the Board to force a fire sale of the Company.

44. Despite Defendants' representation that the Harbert Directors were "highly-qualified" and "extremely qualified," neither Blank nor Clemens had any experience or education concerning the life sciences, biotechnology or laboratory industries.

45. On March 12, 2020, Clemens wrote to Enzo's Board and management that "***we need to educate ourselves on the company and the industry*** in order to live up to our fiduciary duties." He and Blank requested more than twenty items to "***start to form a baseline of Enzo***" and "***gain a basic understanding of what we are doing***."

46. As Enzo's lead independent director, Dov Perlysky, wrote to the Harbert Directors on May 6, 2020, they "repeatedly asserted that [they] cannot understand the information that was presented by Enzo and must be educated on the science and technology underlying the company's business."

47. The Harbert Directors' statements about their lack of understanding and education show Defendants' statements on September 17, 2019 and December 9, 2019 that the Harbert Directors had "already studied Enzo and the challenges it faces" were untrue. Those representations were untrue when Defendants made them.

48. In March 2020, the spread of the COVID-19 pandemic in New York affected the operations of Enzo, while also creating opportunities for its laboratory diagnostics business. Enzo's management continued to communicate with Clemens and Blank, who remained in Alabama and Germany, respectively, and never once visited Enzo's offices from the day they were elected as directors to the day they resigned as directors.

49. On March 12, Enzo's management and Board prepared and sent to the Harbert Directors a package of more than 100 pages of materials regarding the strategic, operational, and competitive positioning of Enzo.

50. In March, April and May 2020, the Harbert Directors did not propose any plan for Enzo, nor follow up with any questions about the extensive materials provided to them after they joined Enzo's Board.

51. In May, Enzo asked the Harbert Directors to present a clear, two to three page strategic plan for Enzo.

52. The Harbert Directors never produced such a plan, either then or thereafter, even though they were elected based on Defendants' repeated representations that, upon election, they would:

- "***Develop a better strategic plan for the business***";
- "***Be immediately impactful in addressing the Company's bloated cost structure***"; and
- "***Deliver on the potential of strategic partnerships to grow the business.***"

53. These representations by Defendants were untrue when Defendants made them. They were also misleading in the context of Defendants' other misrepresentations, including that the Harbert Directors were "highly-qualified," had "already studied Enzo and the challenges it faces," and therefore immediately upon their election would develop a better strategic plan, improve Enzo's cost structure and deliver on the potential of strategic partnerships to grow the business. And Defendants' statements were misleading because they failed to disclose Harbert's true plan to take control of the Board and force a fire sale of the Company.

V. The Harbert Directors Were Not Independent of Harbert and Secretly Communicated with Harbert, Including Regarding Harbert's Litigation Against Enzo

54. After joining Enzo's Board, the Harbert Directors, unbeknownst to Enzo's management and other directors, engaged in secret communications with Harbert, including concerning Harbert's lawsuit against Enzo and five present and former directors.

55. During an April 8, 2020 call discussing, among other things, Harbert's claim for damages, the Harbert Directors accidentally revealed that Harbert had informed them of its settlement proposal. Blank said he spoke to Lucas the prior week, and Harbert was seeking a smaller figure than Enzo believed. Clemens corrected Blank, and told the other directors—based on ***his*** own discussions with Harbert—that management's explanation of Harbert's settlement demands was correct.

56. The Harbert Directors subsequently admitted that they communicated with Harbert about its litigation against Enzo.

57. The Harbert Directors' continuous communication with Harbert—a single minority shareholder suing Enzo—was inconsistent with Defendants' representations that they were "***completely independent of Harbert***," and would be "***independent***," "***truly represent and act in the best interests of all shareholders***," and be "***TRULY independent new voices on the Board.***" Those representations were untrue when Defendants made them.

58. The Harbert Directors later disclosed that they told Harbert that, during the COVID-19 pandemic, the Enzo Board was conducting board meetings by telephone instead of in person, and Harbert consequently wrongly believed Enzo's Board was not functioning.

59. On May 6, 2020, Mr. Perlysky wrote to the Harbert Directors to express the Board's concerns regarding their actions. Mr. Perlysky asked them to disclose the extent and nature of their contacts with Harbert.

VI. The Harbert Directors Bypassed Enzo Management and Attempted to Obtain Confidential Enzo Financial Information and Analysis

60. On May 1, 2020, during the period that the Harbert Directors were communicating with Harbert, the Harbert Directors contacted Enzo's investment bankers at Lazard without the knowledge of Enzo's management or other directors. The Harbert Directors asked Lazard about

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its work exploring strategic options for Enzo, and the current state of the healthcare market, and sought work product they believed Lazard created for Enzo.

61. Harbert later revealed, in its November 18, 2020 letter, that Harbert wanted "an update" on Enzo's "engagement with Lazard since January of 2020."

62. The Harbert Directors also bypassed Enzo's executive management and attempted to obtain Enzo's internal financial information and projections from Enzo employees.

VII. The Harbert Directors Refused to Produce Their Communications With Harbert to Enzo Unless it Indemnified and/or Released Them, and Then Resigned

63. The Harbert Directors initially agreed to disclose their communications with Harbert to Enzo, but soon reneged, hiring their own counsel and demanding that Enzo pay for that counsel and release and/or indemnify them from liability for their actions in exchange for disclosing the documents.

64. On June 1, 2020, the Harbert Directors wrote to Enzo's Board, requesting that Enzo pay for the counsel they retained and provide an indemnification agreement.

65. In a series of calls in early June 2020, the Harbert Directors agreed to provide Enzo with copies of their written correspondence and summaries of their verbal communications with Harbert.

66. In a telephone call in early June 2020, however, Blank conditioned the production of his communications with Harbert on Enzo's payment of the Harbert Directors' legal fees and an indemnification agreement.

67. On June 11, 2020, Clemens likewise demanded that Enzo pay for counsel retained by him and Blank before they produced any documents to Enzo.

68. In the meantime, on July 23, 2020, Roumell reported "Kenan Lucas and Harbert Capital ran a successful [proxy] campaign and put two people on the [Enzo] board. We know

Kenan well. . . . The next election will likely complete the 'cleansing' process." Roumell opined Enzo "is a super cheap, overlooked stock (no sell-side coverage) with multiple shots on goal." Roumell acknowledged Enzo's "Covid-19 tests are gaining traction (active virus test and antibody test) and the demand for such tests dwarfs the supply…. [r]eimbursement rates are strong (average of about $75/test, which is a 60% plus gross margin)," and the "[p]ressure on lab businesses has abated as the country sees them as critical piece of the health care system."

69. On August 21, 2020, Clemens reiterated to Enzo that he and Blank required that, in exchange for providing their communications with Harbert to Enzo, Enzo would have to pay their legal fees and agree to indemnify them from any potential liability.

70. The Harbert Directors later sought a general release of liability from Enzo in exchange for providing their correspondence with Harbert, but Enzo rejected that demand.

71. The Harbert Directors' refusal to produce their communications with Harbert to Enzo's Board further reflected their lack of independence from Harbert.

72. Moreover, the Harbert Directors were not forthcoming about the volume of their communications with Harbert.

73. The Harbert Directors initially estimated that they had two or three emails with Harbert after their election to the Board.

74. On June 11, 2020, Clemens told Enzo he had approximately 15-20 emails with Harbert, as well as several telephone conversations.

75. After retaining their own counsel, the Harbert Directors revealed they in fact had more than 100 documents relating to correspondence between them and Harbert after their election.

76. The Harbert Directors never produced these communications.

77. On November 9, 2020, Clemens announced his resignation from Enzo's Board effective immediately. On November 10, 2020, Blank announced his resignation from Enzo's Board effective immediately.

78. On November 18, 2020, Defendants sent a letter to Enzo's Board, and filed it publicly with the SEC as an exhibit to its amended Schedule 13D. The letter falsely asserts that Blank and Clemens had something to do with Enzo's improving performance, falsely asserts they opposed Dr. Rabbani's continued role at the Company, and falsely attacks Enzo's directors.

VIII. During their Tenure, the Harbert Directors Continuously Prioritized the Interests of Harbert over Enzo

79. Throughout their tenure as Enzo Directors, the Harbert Directors expressed concerns about Enzo taking any action that might harm Harbert, reflecting their lack of independence from Harbert.

80. For example, in April 2020, Enzo's management and Board discussed the possibility of reinitiating Enzo's at-the-market financing program in light of the market turmoil and uncertainty created by the COVID-19 pandemic.

81. The Harbert Directors expressed concerns about shareholder dilution that might result from the use of such financing.

82. Later, in a June 23 call, Clemens told Dr. Rabbani he did not want Enzo to take actions that would harm Harbert.

83. Harbert's campaign against Enzo, and the election of the unqualified Harbert Directors, have had a negative effect on Enzo and its stock price. On September 16, 2019, the trading day before Harbert announced it was nominating the Harbert Directors to Enzo's Board, Enzo's stock closed at \$3.64. On November 17, 2020, Enzo's stock closed at \$1.98, a drop of more than 45% since Harbert launched its proxy contest. Moreover, the Harbert Directors replaced

two extremely qualified and highly capable Directors — Mr. Weiner and Dr. Hanna — who would otherwise have significantly contributed to the Company and its shareholders in that role.

COUNT I - VIOLATION OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT AND 17 C.F.R. § 240.14A-9

84. Plaintiff repeats and realleges each and every allegation contained in the preceding paragraphs of this Complaint with the same force and effect as if fully set forth here.

85. In violation of Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder, Defendants have repeatedly disseminated proxy solicitation statements that, in light of the circumstances under which they were made, were false and/or misleading with respect to material facts, or omitted to state material facts necessary to make the statements not materially false or misleading, in an effort to persuade Enzo's shareholders about matters particularly important to Enzo and the shareholders, namely the election of two of its five directors. Defendants are liable for making those statements.

86. Defendants' September 17, 2019 press release (Exhibit A) falsely stated that the Harbert Directors:

a. Were nominated "[a]fter an extensive search," were "highly-qualified," "extremely qualified," and "independent";

b. "[A]lready studied Enzo and the challenges it faces";

c. "[C]an immediately help improve [Enzo's] expense structure and implement a growth strategy that will generate durable long-term shareholder value"; and

d. "Upon election and subject to their fiduciary duties," they would:

- "Develop a better strategic plan for the business";
- "Be immediately impactful in addressing the Company's bloated cost structure"; and
- "Deliver on the potential of strategic partnerships to grow the business."

87. Defendants' December 9, 2019 letter (Exhibit B) falsely stated that the Harbert Directors:

a. Were "independent candidates";

b. "[A]lready studied Enzo and the challenges it faces";

c. Had "vast expertise and extensive networks" that would "put Enzo in a position to execute strategic partnerships that can quickly accelerate growth in the life sciences division;" and

d. Upon election, would:

- "Develop a better strategic plan for the business";
- "Be immediately impactful in addressing the Company's bloated cost structure"; and
- "Deliver on the potential of strategic partnerships to grow the business."

88. Defendants' January 8, 2020 presentation (Exhibit C) falsely stated that the Harbert Directors:

a. Are "highly-qualified," "independent," and "truly independent directors";

b. "[W]ill truly represent and act in the best interests of all shareholders" and be "TRULY independent new voices on the Board";

c. Have "vast expertise and extensive networks" that would "put in Enzo in a position to execute strategic partnerships that can quickly accelerate growth in the life sciences division;" and

d. Upon election, would:

- "Develop a better strategic plan for the business";
- "Be immediately impactful in addressing the Company's bloated cost structure"; and
- "Deliver on the potential of strategic partnerships to grow the business."

89. Defendants' January 27, 2020 letter (Exhibit D) falsely stated that the Harbert Directors:

a. "[A]re completely independent of Harbert";

b. "[W]ould be strong advocates for the best interests of all Enzo shareholders"; and

c. "[W]ill provide the relevant skillsets and expertise required to help realize Enzo's value potential."

90. Each of these statements was independently false and/or misleading, as well as misleading in the context of the proxy solicitations in which it was made and Defendants' other representations to Enzo's shareholders.

91. Defendants knew these statements were false and/or misleading at the time they made them.

92. Defendants were at least negligent in making these false and/or misleading statements in their proxy solicitations.

93. And none of these statements disclosed Defendants' plan to take control of the Board and force a fire sale of the Company.

94. Defendants' false and/or misleading proxy solicitations were material because a reasonable shareholder would have considered them important in deciding how to vote. Moreover, a reasonable investor would have viewed a full and accurate disclosure as significantly altering the "total mix" of information made available in Defendants' proxy materials and in other information reasonably available to shareholders.

95. Defendants' false proxy solicitations were also material and important to the proxy advisory firms in determining their recommendations to Enzo's shareholders, and material and important to Enzo in deciding not to oppose the election of the Harbert Directors.

96. By reason of the foregoing, Defendants violated Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder and Enzo has been damaged.

97. Roumell, which professes to "know Kenan [Lucas] well," has reported that "The next election will likely complete the 'cleansing' process." Harbert plans to present additional candidates for Enzo's Board in upcoming elections.

98. Harbert's November 18, 2020 letter shows it intends to continue to make material misrepresentations to Enzo's shareholders.

99. Enzo will be irreparably injured if Harbert continues to make misstatements to Enzo's shareholders in violation of Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder.

100. Harbert's statements, such as its November 18, 2020 letter and its prior proxy misstatements, are intended to and will wrongly cause Enzo's shareholders to have negative impressions of Enzo and its Board. That damage and diminution in the level of shareholder trust cannot be compensated in a post-vote exercise of the Court's equitable power.

101. The election of more unqualified directors put forward by Harbert based on its misstatements would also harm Enzo and its shareholders. That harm too cannot be compensated in a post-vote exercise of the Court's equitable power.

102. Plaintiff has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff respectfully requests the following judgment and permanent relief, including injunctive relief, in favor of Plaintiff and against Defendants as follows:

A. A determination that Defendants violated Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder;

B. A permanent injunction enjoining Defendants from future violations of Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder;

C. An order that Defendants must issue disclosures to correct their false and misleading proxy solicitations and other statements in violation of Section 14(a) and Rule 14a-9;

D. An award of the damages sustained by Enzo as a result of Defendants' actions, including the expenses of the proxy contest caused by Defendants' misstatements;

E. An award of Enzo's attorneys' fees and costs associated with bringing this action; and

F. Such other and further relief as the Court may deem just and proper.

JURY DEMAND

Plaintiff demands a trial by jury of all issues so triable.

DATED: November 27, 2020
New York, New York

Respectfully submitted,

KRAMER LEVIN NAFTALIS & FRANKEL LLP

By: /s/ Michael J. Dell

Michael J. Dell
Daniel M. Ketani
1177 Avenue of the Americas
New York, NY 10036
Telephone: (212) 715-9100
mdell@kramerlevin.com
dketani@kramerlevin.com